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                                                                  EXHIBIT 10.12


                      INDEMNIFICATION ALLOCATION AGREEMENT

         This Indemnification Allocation Agreement ("this Agreement") is entered into as of April 20, 1994 by and among Thrifty PayLess Holdings, Inc. (formerly TCH Corporation), a Delaware corporation ("TPH"), Gart Sports Company, a Delaware corporation ("GSC"), and MC Sports Company, a Delaware corporation ("MCSC"). All capitalized terms used but not elsewhere defined in this Agreement shall have the meanings set forth in the Glossary attached to, and forming part of, this Agreement.

                                    RECITALS

         (A) TPH, TPI and Kmart Corporation, a Michigan corporation ("Kmart"), are parties to a Purchase and Sale Agreement dated as of December 1, 1993, as amended (the "Acquisition Agreement"). The Acquisition Agreement contemplates that, in connection with the closing thereunder of the purchase of all of the outstanding stock of Pay Less Drug Stores Northwest, Inc., a Maryland corporation, by TPH and TPI from Kmart, the stock of GSC and MCSC will be distributed to those persons who were the stockholders of TPH immediately prior to such closing (the "Distribution").

         (B) Pursuant to the Thrifty Agreement, TPH has the right to assert PE Indemnification Claims (subject to the limitations therein, including the Minimum PE Claim Amount and the Maximum PE Claim Limitations), including Gart Claims and MC Claims.

         (C) In contemplation of the Distribution, the Parties desire that the economic benefit of the Gart Claims be conferred on GSC, that the economic benefit of the MC Claims be conferred on MCSC, and that TPH act as the agent of GSC for the purpose of asserting Gart Claims against PE and the agent of MCSC for the purpose of asserting MC Claims against PE.

                                   ARTICLE 1
                PROVISIONS RELATING TO PE INDEMNIFICATION CLAIMS

         1.1 Economic Benefit of Party Claims. In accordance with this Agreement, TPH's beneficial interest in all the economic benefit of its PE Indemnification Claims is hereby irrevocably conferred on GSC with respect to Gart Claims and on MCSC with respect to MC Claims, and is hereby retained with respect to TPH Claims.

         1.2 Right to Assert PE Indemnification Claims.

              1.2.1 The Parties acknowledge that: (a) the Minimum PE Claim Amount is applicable to the Party Claims of all of them in the aggregate, as well as of each of them individually, so that the failure of any Party to assert a Party Claim against PE may have the practical effect of delaying or precluding the ability of the other Parties to assert against PE a separate Party Claim that does not itself result in the Minimum PE Claim Amount being



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exceeded; and (b) the Minimum PE Claim Amount is to be applied by reference not only to Party Claims but to PE Indemnification Claims arising under the Big 5 Agreement.

               1.2.2 The Parties further acknowledge that the Maximum PE Claim Limitations are applicable to the Party Claims of all Parties in the aggregate, as well as of each of them individually, so that the assertion by any of them of a Party Claim against PE may have the practical effect of limiting the amount of, or precluding the assertion of, Party Claims another Party may otherwise have against PE.

               1.2.3 Notwithstanding Sections 1.2.1 and 1.2.2 of this Agreement, but subject to Section 1.3 of this Agreement, each Party shall be free to determine for itself whether or not to assert on its own behalf any Party Claim and shall have no contractual, fiduciary or other obligation to the other Parties with respect to any such determination except for those contractual obligations expressly set forth below in this Agreement.

               1.3 Agency of TPH with Respect to Gart Claims and MC Claims.

               1.3.1 Each of GSC and MCSC (each being a "Principal") hereby appoints TPH as its exclusive agent and attorney-in-fact (the "Agent"), with no power of substitution or re-delegation, for the purpose of making, pursuing, settling, compromising, negotiating with PE with respect to, and otherwise disposing of all of such Principal's Party Claims. Each Principal further agrees and acknowledges that all of its Party Claims shall be asserted on its behalf by the Agent and that it has no right as against PE to assert its Party Claims against PE other than through the Agent. However, the foregoing appointment, and the powers of the Agent, are expressly subject to the other provisions of this Section 1.3.

               1.3.2 Each Principal shall have the right to direct the Agent as to all aspects of its activities as Agent (including, without limitation, the selection of counsel) with respect to such Principal's Party Claims and the Agent shall take no action with respect to such Principal's Party Claims except as expressly directed or approved in writing by such Principal. Without limiting the foregoing:

               (a) as promptly as practicable, and in no event later than three Business Days, after receipt thereof from either Principal, the Agent shall execute such documents as such Principal shall direct in writing for the purpose of asserting a Party Claim against PE on behalf of such Principal (an "Agency Claim") and forward such documents to PE in the manner specified in the Thrifty Agreement;

               (b) the Agent shall promptly comply with all further written instructions from either Principal relating to the prosecution of an Agency Claim of such Principal, including, without limitation, instructions as to amendments, modifications and supplements thereto, any settlement or compromise thereof, any arbitration of a dispute with PE with



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                    respect thereto, and the execution and filing or delivery
                    of any documents in connection therewith;

               (c) the Agent shall not amend, modify, supplement, settle, compromise or discharge an Agency Claim of either Principal without the prior written consent of such Principal;

               (d) the Agent shall immediately remit to a Principal all monies or property it receives from PE or any third party that were paid or delivered to it as payment (in whole or in part) of an Agency Claim of such Principal; and

               (e) the Agent shall keep each Principal apprised on a current basis of all developments regarding a pending Agency Claim of such Principal.

              1.3.3 Each Principal shall reimburse all of TPH's reasonable and documented out-of-pocket costs and expenses incurred in the performance of its duties as Agent for such Principal (including, without limitation, reasonable attorneys' fees) ("Agent Expenses"). Agent Expenses shall be billed no more frequently than monthly and shall be payable by each Principal within ten Business Days of billing. Each Principal shall have the right to request reasonably detailed substantiation of any Agent Expense billed to such Principal and the purpose for which it was incurred. In addition, each Principal shall indemnify and hold the Agent and its directors, officers, shareholders, agents and representatives harmless from and against any and all losses, damages, liabilities, claims, demands, judgments and settlements of any nature resulting from or arising out of its conduct as Agent for such Principal ("Agent Losses"). Notwithstanding the foregoing, however, neither Principal shall have any reimbursement or indemnification obligation to the extent that an Agent Expense or an Agent Loss relating to such Principal is determined, by agreement between the Agent and such Principal or by arbitration pursuant to
Article 3 of this Agreement, to have been caused by the Agent's gross negligence or willful misconduct.

              1.3.4 TPH shall indemnify and hold harmless each Principal and its directors, officers, shareholders, agents and representatives from and against any and all losses, damages, liabilities, claims, demands, judgments, settlements, costs and expenses of any nature resulting from or arising out of any action taken by it as Agent for such Principal without prior written authorization from, or in violation of written instructions received from, such Principal or otherwise in violation of the terms of the agency created by this
Section 1.2 ("Principal Losses") to the extent that a Principal Loss of either Principal is determined, by agreement between the Agent and such Principal or by arbitration pursuant to Article 3 of this Agreement, to have been caused by the Agent's gross negligence or willful misconduct.

              1.3.5 In the event of any dispute between or among any two or more of the Parties as to the appropriate allocation of out-of-pocket costs and expenses or losses,



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damages, liabilities, claims, demands or settlements, in any case incurred in connection with their respective Party Claims (collectively "Claim Costs"), such dispute shall be determined by mutual agreement between the applicable Parties or, if they are unable to agree within thirty days of any Party giving written notice under this Agreement of its desire to engage in negotiations over the allocation of such Claim Costs, by arbitration pursuant to Article 3 of this Agreement.

         1.4 Payment of PE Indemnification Claims. Without limiting Section
1.3.4 of this Agreement, but subject to Section 1.6 of this Agreement, TPH shall have no obligation to make any payment from its own funds to either Principal in respect of any of such Principal's Party Claims and such Principal's sole remedy in respect thereof shall be to pursue such Party Claims directly against PE (or its successors and assigns) through TPH as Agent. Without limiting Section 1.2.3 of this Agreement, neither Principal shall have any obligation to make any payment from its own funds to TPH in respect of TPH's Party Claims and TPH's sole remedy in respect thereof shall be to pursue such Party Claims directly against PE (or its successors or assigns).

         1.5 Notice of Certain Matters. Without limiting the Agent's obligations under Section 1.3.2(e) of this Agreement, each Party shall give the other Parties prompt written notice of the assertion and disposition of Party Claims and keep the other Parties promptly apprised of material developments with respect thereto, subject to its right to preserve the attorney/client and other privileges. However, no failure by any Party to comply with its obligations under this Section 1.5 shall impair its rights under this Agreement.

         1.6 Certain Effects of Amendatory Agreement. Each of the Parties acknowledges that, pursuant to the Amendatory Agreement, certain claims that would or might otherwise have been PE Indemnification Claims have been irrevocably waived and released in favor of PE and, as a result, do not constitute Gart Claims or MC Claims for the purposes of, and will not give rise to Indemnification Re-Allocation Claims under, this Agreement. No Party shall have any rights or remedies against any other Party, under this Agreement or otherwise, as a result of the execution, delivery or performance of the Amendatory Agreement by TPH, all of which rights and remedies (if any) are hereby fully and irrevocably waived and released.

                                   ARTICLE 2
          PROVISIONS RELATING TO INDEMNIFICATION RE-ALLOCATION CLAIMS

         2.1   General Provisions.

               2.1.1 It is not the intention of the Parties that any of them should be substituted for PE as indemnitor vis-a-vis the others or otherwise be subject to unlimited liability with respect to any Indemnification Re-Allocation Claim either of the others may have. Rather, it is their intention that, except for the provisions for re-allocation of Final PE Recoveries expressly set forth in this Article 2 and the provisions of Article 4 relating to the




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Implementation Agreement, none of them should have any recourse against either of the others, any subsidiary of either of the others or any director, officer, shareholder, agent or representative of either of the others or either of the others' respective subsidiaries solely on the basis that an otherwise-valid claim against PE is precluded by a Maximum PE Claim Limitation.

              2.1.2 In order to give effect to the re-allocation provisions of this Article 2, the Parties shall establish an intercompany account (the "Intercompany Indemnity Re-Allocation Account"). Each Party shall designate from time to time one of its officers to collaborate with the other Parties' designated officers for the purpose of documenting all transactions in the Intercompany Indemnity Re-Allocation Account and verifying the accuracy thereof on a periodic basis.

              2.1.3 The only amounts which shall be subject to re-allocation pursuant to this Article 2 shall be Final PE Recoveries. TPH shall notify the other Parties of the receipt of Final PE Recoveries and of the identity of the Party with respect to whose Party Claim such Final PE Recoveries were received, which information shall be recorded in the Intercompany Indemnity Re-Allocation Account.

              2.1.4 In the event that any Party, pursuant to this Article 2, wishes to assert an Indemnification Re-Allocation Claim, it shall give notice to the other Parties of such Indemnification Re-Allocation Claim, setting forth with reasonable particularity the basis therefor, and shall, without having to waive any attorney/client or other privilege and subject to its right to require reasonable protection with respect to confidential information and any confidentiality obligations it may have under applicable law or contracts to which it is a party, furnish to the other Parties such additional information about the nature, basis and value of Indemnification Re-Allocation Claim as the other may reasonably request. All defenses which would have been available to PE (other than the preclusive effect of the applicable Maximum PE Claim Limitation) shall be available to any Party in any dispute involving an Indemnification Re-Allocation Claim by either of the other Parties.

              2.1.5 Upon the resolution, as between the Parties, of any Indemnification Re-Allocation Claim, by agreement or arbitration, if the outcome of such resolution is that a reallocation of any Final PE Recoveries is required an appropriate entry shall be made in the Intercompany Indemnity Re-Allocation Account. Subject to Section 2.1.6 of this Agreement, all amounts which any Party may owe to the other Parties as a result of the resolution of Indemnification Re-Allocation Claims shall be netted against each other on the last day of each calendar quarter and whichever Party is determined to owe either of the other Parties any amount as a result of such calculation shall pay the amount within ten Business Days.

              2.1.6 Notwithstanding any other provision of this Article 2, no Party shall be required to make any payment to either of the other Parties in respect of any Indemnification Re-Allocation Claims unless and until the aggregate of all Indemnification Re-Allocation




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Claims which have been resolved adversely to that Party and which, but for this
Section 2.1.6, would have resulted in an obligation of that Party to pay any amount to such other Party under Section 2.1.5 of this Agreement, exceeds $75,000 (the "Minimum ReAllocation Claim Amount"). However:

               (a) the foregoing requirement relating to the Minimum Re-Allocation Claim Amount shall not toll any statutory, contractual or equitable statute of limitation or other time bar relating to the initial assertion of an Indemnification Re-Allocation Claim by any Party against either of the other Parties pursuant to Section 2.1.4 of this Agreement nor prevent any Party from asserting or prosecuting against either of the other Parties to final resolution an Indemnification Re-Allocation Claim;

               (b) all recoveries to which any Party becomes entitled, but for the Minimum Re-Allocation Claim Amount, as a result of the resolution of an Indemnification Re-Allocation Claim shall be recorded in the Intercompany Indemnity Re-Allocation Amount; and

               (c) once such recoveries of any Party exceed the Minimum Re-Allocation Claim Amount, that Party shall be entitled, as soon as payment becomes due from either of the other Parties pursuant to Section 2.1.5 of the Agreement, to be paid the full amount of the recoveries to which it has become entitled, not only the portion thereof in excess of the Minimum Re-Allocation Claim Amount.

         2.2 Entitlement to Assert Indemnification Re-Allocation Claims

              2.2.1 Subject to the other provisions of this Article 2, any Party shall be entitled to assert all of its Indemnification Re-Allocation Claims against the other Parties, including Potential Indemnification Re-Allocation Claims.

              2.2.2 Notwithstanding any other provision of this Article 2, to the extent that the subsequent adverse disposition of one or more PE Indemnification Claims pending against PE, and being disputed by it, at the time any Party asserts against either of the other Parties a Potential Indemnification Re-Allocation Claim results in the subject matter of such Potential Indemnification Allocation Claim becoming eligible to the asserted as a PE Indemnification Claim against PE:

               (a) such Party shall cease to be entitled to pursue such Potential Indemnification Re-Allocation Claim against either of the other Parties;





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               (b)  if such Potential Indemnification Re-Allocation Claim has by then been resolved in favor of the claimant Party, the entry in the Intercompany Indemnification Re-Allocation Account reflecting such resolution shall be reversed and any payment made to the claimant Party on account thereof by either of other Parties shall be immediately repaid; and

               (c) such Potential Indemnification Re-Allocation Claim may not thereafter be reasserted against either of the other Parties (although the foregoing shall not impair the claimant Party's right to assert any other Indemnification Re-Allocation Claim against either of the other Parties to the extent otherwise permitted by this Article 2).

         2.3 Calculation of Re-Allocations of Final PE Recoveries

              2.3.1 Whenever a re-allocation is required with respect to Final PE Recoveries under Sections 2.1 and 2.2 of this Agreement as a result of the resolution in favor of the claimant Party of an Indemnification Re-Allocation Claim (a "Re-Allocable Claim"), the amount of the re-allocation shall be calculated on the following basis:

               (a) First: a determination shall be made as to which Maximum PE Claim Limitation precluded (or potentially precludes) the assertion of such Indemnification Re-Allocation Claim directly against PE as a PE Indemnification Claim.

               (b) Second: all Final PE Recoveries theretofore realized with respect to TPH Claims shall be aggregated with all re-allocations to which TPH has theretofore become entitled in respect of previously-asserted and resolved Potential Indemnification Re-Allocation Claims which have not been reversed under Section 2.2.3 of this Agreement.

               (c) Third: all Final PE Recoveries theretofore realized with respect to Gart Claims shall be aggregated with all re-allocations to which GSC has theretofore become entitled in respect of previously-asserted and resolved Indemnification Re-Allocation Claims which have not been reversed under Section 2.2.3 of this Agreement.

               (d) Fourth. all Final PE Recoveries theretofore realized with respect to MC Claims shall be aggregated with all re-allocations to with MCSC has theretofore become entitled in respect of previously-asserted and resolved Indemnification Re-Allocation Claims which have not been reversed under Section 2.2.3 of this Agreement.





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               (e)  Fifth: The amount of the Re-Allocable Claim shall be added to the aggregate amount determined with respect to the successful claimant under (b) and/or (c) and/or (d), as applicable.

               (f)  Sixth: the aggregate amounts determined under (b) and/or
                    (c) and/or (d), as applicable, with respect to the non-claimant shall be added together and aggregated with the amount determined under (e).

               (g) Seventh: the amount determined under (e) shall be divided by the total amount determined with respect to the successful claimant under (f) to determine the total amount of the successful claimant's resolved Indemnification Claims as a percentage of the total amount of all resolved Indemnification Claims.

               (h) Eighth: the percentage determined under (g) shall be multiplied by the amount of the applicable Maximum PE Claim Limitation determined under (a).

               (i) Ninth: to the extent that the amount determined under (h) exceeds the actual amount of Final PE Recoveries theretofore realized and attributable to the successful claimant under Section 1.1 of this Agreement, such excess shall constitute the amount of the re- allocation required as a result of the Re-Allocable Claim and the successful claimant shall be entitled to receive, in accordance with
                    Section 2.1.5 of this Agreement, a payment from one or both of the other Parties.

               (j) Tenth: the portion of the payment due to the successful claimant under (i) that is payable by each of the other Parties shall be calculated according to the following formula:

                           A equals X divided by Y where:

                           A        is the total amount of such payment;

                           X        is the amount calculated under (b), (c) or
                                    (d), as the case may be, with respect to each of the other Parties; and

                           Y is the aggregate of the amounts calculated under ((b) plus (c)) or ((b) plus (d)) or ((c) plus (d)), as the case may be, with respect to both of the other Parties.

              2.3.2 For illustrative purposes only, the following examples of the calculation specified in Section 2.3.1 of this Agreement are set forth below:




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                                 FIRST EXAMPLE


               (a) The applicable Maximum PE Claim Limitation is the general $25,000,000 limitation specified in Section 5.5(b) of the Thrifty Agreement.

               (b) Final PE Recoveries of $12 million have heretofore been realized with respect to TPH Claims and no Indemnification Re-Allocation Claims have been made by TPH.

               (c) Final PE Recoveries of $8 million have heretofore been realized with respect to Gart Claims and no Indemnification Re-Allocation Claims have been made by it GSC.

               (d) Final PE Recoveries of $5 million have heretofore been realized with respect to MC Claims and no Indemnification Re-Allocation Claims have been made by MCSC except for the Re-Allocable Claim that is the subject of this example, which is in the amount of $3 million.

               (e) The sum of the Re-Allocable Claim and the Final PE Recoveries attributable to MC Claims is $8 million.

               (f) The total amounts determined under (b), (c) and (e) is $28 million.

               (g) The amount determined under (e) (namely $8 million), divided by the total amount determined under (f) (namely $28 million) computes to a percentage of 28.57%.

               (h) 28.57% of the applicable Maximum PE Claim Limitation of $25 million equals $7,142,500.

               (i) $7,142,500 exceeds the Final PE Recoveries of $5 million attributable to MC Claims by $2,142,500.

               (j) To determine what portion of $2,142,500 is due to MCSC from TPH and GSC, the following calculation must be made:

                         TPH multiply $2,142,500 by 0.6 (i.e., $12 million (the amount under (b)) divided by $20 million (the aggregate of the amounts under (b) and (c)), yielding an amount of $1,285,500; and





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                          GSC multiply $2,142,500 by 0.4 (i.e., $8 million (the
                          amount under (b)) divided by $20 million (the aggregate of the amounts under (b) and (c)), yielding an amount of $857,000.

                    Accordingly, subject to possible further re-allocations pursuant to this Article 2, an entry shall be made in the Intercompany Re-Allocation Account to reflect MCSC's entitlement, at the next payment date applicable under
                    Section 2.1.5 of this Agreement, to be paid $1,285,500 by TPH and $857,000 by GSC.

                                 SECOND EXAMPLE

               (a) The applicable Maximum PE Claim Limitation is the $40,000,000 limitation specified in Section 5.5(b) of the Thrifty Agreement.

               (b) Final PE Recoveries of $12 million have heretofore been realized with respect to TPH Claims and no Indemnification Re-Allocation Claims have been made by TPH except for the Re-Allocable Claim that is the subject of this example, which is $8 million.

               (c) Final PE Recoveries of $20 million have heretofore been realized with respect to Gart Claims and no Indemnification Re-Allocation Claims have been made by GSC.

               (d) Final PE Recoveries of $8 million have heretofore been realized with respect to MC Claims and no Indemnification Re-Allocation Claims have been made by MCSC.

               (e) The sum of the Re-Allocable Claim and the Final PE Recoveries attributable to TPH Claims is $20 million.

               (f) The total amounts determined under (c), (d) and (e) is $48 million.

               (g) The amount determined under (e) (namely $20 million), divided by the total amount determined under (f) (namely $48 million) computes to a percentage of 41.67%.

               (h) 41.67% of the applicable Maximum PE Claim Limitation of $40 million equals $16,668,000.

               (i) $16,668,000 exceeds the Final PE Recoveries of $12 million attributable to TPH Claims by $4,668,000.





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               (j)  To determine what portion of $4,668,000 is due to TPH from
                    GSC and MCSC, the following calculation must be made:

                    GSC multiply $4,668,000 by 0.71 (i.e., $20 million (the amount under (c)) divided by $28 million (the aggregate of the amounts under (c) and (d)), yielding an amount of $3,314,280; and

                    MCSC multiply $4,668,000 by 0.29 (i.e., $8 million (the amount under (d)) divided by $28 million (the aggregate of the amounts under (c) and (d)), yielding an amount of $1,353,720.

                    Accordingly, subject to possible further re-allocations pursuant to this Article 2, an entry shall be made in the Intercompany Re-Allocation Account to reflect TPH's entitlement, at the next payment date applicable under
                    Section 2.1.5 of this Agreement, to be paid $3,314,280 by GSC and $1,353,720 by MCSC.

              2.3.3 In the event that Final PE Recoveries are realized with respect to a PE Indemnification Claim which is, or is claimed by any Party to be, attributable to Party Claims of more than one Party, the allocation of such Final PE Recoveries between or among TCH Claims, Gart Claims and MC Claims, respectively, shall be as determined by mutual agreement between or among the interested Parties or, if they are unable to agree within thirty days of any Party giving written notice under this Agreement of its desire to engage in negotiations upon the allocation of such Final PE Recoveries, by arbitration pursuant to Article 3 of this Agreement.

                                   ARTICLE 3
                                  ARBITRATION

         3.1 Agreement to Arbitrate Disputes.

              3.1.2 Subject to Section 3.1.2 of this Agreement, any and all disputes between or among any two or all of the Parties arising out of or relating to a claim by any Party against either or both of the other Parties pursuant to this Agreement shall be finally settled by arbitration in the City of Los Angeles, California in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect (except as otherwise specified below in this Article 3), and judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof. The Parties hereby submit to the in personam jurisdiction of the Superior Court of the State of California for purposes of confirming any such award and entering judgment thereon.

              3.1.2 Notwithstanding Section 3.3.1 of this Agreement, no Party may initiate any arbitration under this Article 3 more frequently than once in any twelve-month period measured from the date of this Agreement and subsequent anniversaries thereof, and all




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claims and disputes then pending between the applicable Parties and covered by said Section 3.3.1 shall be consolidated and arbitrated in a single arbitration proceeding; provided, however, that any Party may initiate any arbitration under this Article 3 at any time when either (i) such Party seeks arbitration with respect to one or more claims or disputes which, individually or in the aggregate, involve at least $1 million, as determined by a signed certification accompanying its notice of intent to arbitrate and setting forth its good faith estimate of the aggregate amount of such claim(s) or dispute(s) and the basis for such estimate, or (ii) such Party's ability effectively to present its case could be materially adversely affected by any delay in the initiation of such arbitration and such Party so states in a signed certification accompanying its notice of intent to arbitrate and setting forth the nature of such material adverse effect.

         3.2 Certain Rules Governing Arbitration. Notwithstanding anything to the contrary which may now or hereafter be contained in the Commercial Arbitration Rules of the American Arbitration Association:

              3.2.1 Any arbitration under this Article 3 shall be conducted before one or more arbitrators (an "Arbitrator"). Arbitrators shall be compensated for their services at a rate to be determined by the American Arbitration Association in the event the Parties participating in such arbitration are not able to agree upon the rate of compensation. Arbitrators shall be chosen in accordance with the following provisions:

               (a) In the event the Parties participating in such arbitration agree on the designation of a single Arbitrator within ten Business Days from the date when the Party initiating an arbitration files and delivers a notice of intent to arbitrate, such arbitration shall be conducted by such single Arbitrator.

               (b) In the event the Parties participating in such arbitration fail to agree upon the designation of a single Arbitrator within the period of the ten Business Days specified in
                    Section 3.2.1(a) of this Agreement, then: (i) each Party participating in such arbitration shall have the right, within a further period of ten Business Days, to designate one Arbitrator and if, within such period, any such Party has failed to appoint an Arbitrator, the American Arbitration Association shall make the appointment; and
                    (ii) in the event only two Arbitrators are designated pursuant to clause (ii) above, such arbitrators shall agree upon and designate a third Arbitrator within five Business Days from the date of the designation of the later-designated of such two Arbitrators and if they fail to do so the American Arbitration Association shall appoint the third Arbitrator.

              3.2.2 In any arbitration proceedings under this Article 3:





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               (a)  all testimony of witnesses shall be taken under oath;

               (b) it is specifically contemplated and agreed by the Parties that the provisions of Section 1283.05 of the California Code of Civil Procedure, as presently in force, be incorporated into and made a part of, and be applicable to, the arbitration agreement set forth in this Article 3;

               (c) without limiting the generality of Section 3.2.2(c) of this Agreement, no Party participating in such arbitration shall object to the issuance of orders by the Arbitrator(s) granting access to relevant books and records of PE and compelling relevant testimony from PE to the extent such orders are permissible under said Section 1283.05 and the relevant information is not otherwise available to the applicable Party; and

               (d)  upon conclusion of any arbitration proceedings under this
                    Article 3, the Arbitrator(s) shall render findings of fact and conclusions of law in a written opinion setting forth the basis and reasons for any decision reached and deliver such documents to each Party participating in such arbitration along with a signed copy of the award in accordance with Section 1283.6 of the California Code of Civil Procedure.

         3.3 Certain Powers of Arbitrators.

              3.3.1 Arbitrators shall have the power to issue any award, and order any relief, which they adjudge appropriate to give effect to their findings as to the purpose of this Agreement and to effect a fair and equitable resolution of the dispute. However, they shall not have the power to award any punitive damages and the limitations set forth on their powers in Sections
3.3.2 and 3.4.2 shall also apply.

              3.3.2 Arbitrators shall not have the power to alter, amend or otherwise affect the provisions of this Article 3.

         3.4 Costs of Arbitration.

              3.4.1 The prevailing Party shall be entitled to recover all costs incurred in preparation for and as a result of any arbitration pursuant to this
Article 3, including without limitation filing fees, attorneys' fees, the compensation to be paid to the Arbitrator(s) in any such arbitration and costs of transcripts. In the event that both of the other Parties participated in such arbitration, such costs shall be divided between them as determined by the Arbitrator(s) or, in the absence of any such determination, equally.





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



         3.4.2 In an award of any such costs, Arbitrators shall not have power or competence to allocate between the Parties expenses, fees or shares of Arbitrators' compensation except as provided in Section 3.4.1 of this Agreement.

                                   ARTICLE 4
                       EFFECT OF IMPLEMENTATION AGREEMENT

         4.1 Acknowledgment of Implementation Agreement. Each of the Parties acknowledges the fact that TPH and United Merchandising Corp., a California corporation ("UMC") that is the successor by merger to Big 5 Holdings, Inc., a Delaware corporation, are parties to an Amended and Restated Indemnification Implementation Agreement dated as of the date hereof (the "Implementation Agreement") which implements and supplements, as between TPH and UMC, the provisions of the Acquisition Agreements relating to PE Indemnification Claims and makes no distinction between TPH Claims, Gart Claims and MC Claims, all of which constitute PE Indemnification Claims of TPH for purposes of the Implementation Agreement and are therefore aggregated with the PE Indemnification Claims of UMC for purposes of the Minimum PE Claim Amount and the Maximum PE Claim Limitations. Except as otherwise provided in this Article 4, the rights and obligations of the Parties under this Agreement shall not be affected or impaired by the rights and obligations of TPH and UMC under the Implementation Agreement.

         4.2 Effect of Payments by TPH to UMC. Notwithstanding any other provision of this Agreement, in the event that TPH is required to make any payment to UMC under Article 2 of the Implementation Agreement and such payment is calculated on a basis which takes into account Final PE Recoveries received by TPH in respect of PE Indemnification Claims that constitute Gart Claims or MC Claims for purposes of this Agreement, TPH shall be entitled (irrespective of the provisions of Article 2 of this Agreement) to retain amounts then held by it that would otherwise be payable to GSC or MCSC, as the case may be, under any provision of this Agreement, and immediately to recover from GSC or MCSC, as the case may be, any amounts that have previously been paid by it to GSC or MCSC, as the case may be, under any provision of this Agreement to the extent necessary to avoid TPH incurring a financial loss as a result of its compliance with the Implementation Agreement in connection with such Final PE Recoveries.

         4.3 Effect of Payments by UMC to TPH. To the extent that, as against UMC, TPH has a right to seek re-allocation under Section 2 of the Implementation Agreement in respect of claims that constitute "Indemnification Re-Allocation Claims" for purposes of the Implementation Agreement and also constitute Gart Claims or MC Claims for purposes of this Agreement: (a) TPH shall pursue such right to re-allocation as the agent of GSC or MCSC, as the case may be; (b) the provisions of Article 1 of this Agreement shall apply to such agency to the same extent and on the same terms as they apply to the activities of TPH as agent for GSC or MCSC, as the case may be, in pursuing PE Indemnification Claims against PE; and (c) all amounts recovered by TPH from UMC with respect to such

Gart Claims or MC Claims, as the case may be, shall for all purposes of this Agreement be treated in the same way as Final PE Recoveries.


                                   ARTICLE 5
                                 MISCELLANEOUS

         5.1 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given upon receipt if delivered personally or sent by facsimile transmission (receipt of which is confirmed) or by courier service promising overnight delivery (with delivery confirmed the next day) or three Business Days after deposit in the U.S. Mails, first class postage prepaid. Notices to any Party shall be addressed as follows:

To TPH:                     Thrifty PayLess Holdings, Inc.
                            9275 SW Peyton Lane
                            Wilsonville, Oregon   97070
                            Attention: Chief Financial Officer
                            Facsimile: (503) 685-6064

To GSC:                     Gart Sports Company
                            1000 Broadway
                            Denver, Colorado   80203
                            Attention: Thomas B. Nelson
                                       Secretary
                            Facsimile: (303) 839-5168

To MCSC:                    MC Sports Company
                            3070 Shaffer Road, S.E.
                            Grand Rapids, Michigan   49512
                            Attention: James G. Minton
                                       President
                                       Chief Executive Officer and Secretary
                            Facsimile: (616) 942-2312

In Each Case
With Copies To:             Leonard Green & Partners
                            333 South Grand Avenue
                            Suite 5400
                            Los Angeles, California   90071
                            Attention:  Jonathan D. Sokoloff
                            Facsimile:  (213) 625-2043

                                               and

                            Irell & Manella
                            333 South Hope Street, 33rd Floor
                            Los Angeles, California 90071
                            Attention: Edmund M. Kaufman, Esq.
                            Facsimile: (213) 229-0515

Any Party may from time to time change its address for the purpose of notices by a similar notice specifying the new address but no such change shall be effective as against any other Party until such other Party shall have actually received it.

         5.2 Entire Agreement. This Agreement (including the Glossary) contains the entire agreement between the Parties with respect to the subject matter of this Agreement and supersedes all written or verbal representations, warranties, commitments and other understandings prior to the date of this Agreement.

         5.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         5.4 Severability. If any provision of this Agreement shall be held to be, or shall hereafter become, unenforceable or invalid by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not alter the enforceability, validity or effect of any other provision hereof.

         5.5 Assignability. This Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the Parties. However, neither this Agreement nor any right or obligation hereunder may be assigned by any Party without the prior written consent of the other.

         5.6 Captions. The descriptive headings herein are inserted for convenience only and are intended to be part of or to affect the meaning or interpretation of this Agreement.

         5.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to any principles of conflict of laws.

         5.8 Amendment and Waiver. This Agreement may be amended, modified or supplemented only by an instrument in writing signed by all Parties. No waiver by any Party of any of the provisions of this Agreement shall be effective unless set forth in writing and executed by the Party so waiving.

         5.9 Confidentiality. Each Party shall maintain, and instruct its agents and representatives to maintain, as confidential information both the existence and terms of this Agreement except to the extent that such information (a) was known by a third party recipient when received, (b) is or hereafter becomes lawfully obtainable from other sources, (c) as may otherwise be required by law or (d) to the extent such duty as to confidentiality is waived in writing by the other Party; provided, however, that (i) the existence and terms of this Agreement may be made to the "Lender Parties" as defined in the Credit Agreement dated as of the date hereof among TPI and the other parties set forth therein, and (ii) the existence of this Agreement may be made known to UMC and PE.

                                  * * * * * *

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed by their respective officers therewith duly authorized as of the date first written above.

THRIFTY PAYLESS HOLDINGS, INC.              GART SPORTS COMPANY


By:                                         By:
   --------------------------------             -------------------------------
    Name:                                       Name:
    Title:                                      Title:


MC SPORTS COMPANY

By:
   --------------------------------
    Name:
    Title:





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



                                    GLOSSARY



         Each capitalized term used and not defined in this Agreement shall have the meaning set forth below or, in the case of a capitalized terms not listed below, the meaning set forth in the Thrifty Agreement, and in each case shall include the plural as well as the singular.

         "ACQUISITION AGREEMENTS" means the Big 5 Agreement and the Thrifty Agreement.

         "AMENDATORY AGREEMENT" means the Agreement and Release dated as of March 11, 1994 among PE, TPH, TPI and UMC.

         "AGENCY CLAIM" has the meaning set forth in Section 1.3.2(a) of this Agreement.

         "AGENT" has the meaning set forth in Section 1.2.1 of this Agreement.

         "AGENT EXPENSES" has the meaning set forth in Section 1.2.4 of this Agreement.

         "AGENT LOSSES" has the meaning set forth in Section 1.2.4 of this Agreement.

         "ARBITRATOR" has the meaning set forth in Section 3.2.1 of this Agreement.

         "BIG 5 AGREEMENT" means the Purchase and Sale Agreement dated as of May 22, 1992 by and between Big 5 Holdings, Inc., a Delaware corporation, PE and Thrifty Corporation, a California corporation, as amended (including pursuant to the Amendatory Agreement) through and including the date of this Agreement and as affected and interpreted (other than by way of amendment) by the Amendatory Agreement).

         "DISTRIBUTION" has the meaning set forth in Recital (A) to this Agreement.

         "CLAIM COSTS" has the meaning set forth in Section 1.3.5 of this Agreement.

         "FINAL PE RECOVERIES" means amounts which TPH has recovered from PE in respect of TPH Claims, Gart Claims or MC Claims and as to which any dispute with PE has been finally resolved by arbitration, agreement or the preclusive effect of any statutory, contractual or equitable statute of limitation or time bar.

         "GART" means Gart Bros. Sporting Goods Distributors, Inc., a Colorado corporation which is a wholly-owned subsidiary of GSC.

         "GART CLAIM" means a PE Indemnification Claim arising under Article 5 of the Thrifty Agreement by reason of any breach of representation, warranty or covenant of PE in the Thrifty Agreement relating to Gart.

         "IMPLEMENTATION AGREEMENT" has the meaning set forth in Section 4.1 of this Agreement.

         "INDEMNIFICATION CLAIM" means an Indemnification Re-Allocation Claim and a PE Indemnification Claim.

         "INDEMNIFICATION RE-ALLOCATION CLAIM" means a claim which one Party has against either of the other Parties, the sole remedy for which is re-allocation of Final PE Recoveries under Article 2 of this Agreement, to assert a claim (or a portion of a claim) which would be assertable against PE as a PE Indemnification Claim but for the fact that such assertion is precluded by a Maximum Claim Limitation. A claim which is precluded from assertion against PE by any other bar, including, without limitation, any statutory, contractual or equitable statute of limitation or time bar, shall not constitute an Indemnification ReAllocation Claim. A Potential Indemnification Re-Allocation Claim shall constitute an Indemnification Re-Allocation Claim.

         "INTERCOMPANY INDEMNITY RE-ALLOCATION ACCOUNT" has the meaning set forth in Section 2.1.2 of this Agreement.

         "KMART" has the meaning set forth in Recital (A) of this Agreement.

         "MAXIMUM PE CLAIM LIMITATION" means, with respect to any claim for indemnification that would otherwise be a PE Indemnification Claim, the limitation on the aggregate amount of claims of that category for which PE is required to provide indemnification under Article 5 of the Thrifty Agreement that is applicable under Section 5.5 of the Thrifty Agreement (as made applicable to the Big 5 Agreement by Section 5.5(b) thereof).

         "MC" means Michigan Sporting Goods Distributors, Inc., a Michigan corporation which is a wholly-owned subsidiary of MCSC.

         "MC CLAIM" means a PE Indemnification Claim arising under Article 5 of the Thrifty Agreement by reason of any breach of representation, warranty or covenant of PE in the Thrifty Agreement relating to MC.

         "MINIMUM RE-ALLOCATION CLAIM AMOUNT" has the meaning set forth in
Section 2.1.6 of this Agreement.

         "MINIMUM PE CLAIM AMOUNT" means the amount of $1,500,000 specified in
Section 5.5(a) of the Thrifty Agreement and Section 5.5(a)(i) of the Big 5 Agreement (in each case, as amended by Section 4(d) of the Amendatory Agreement) as the minimum aggregate amount of PE Indemnification Claims which must be exceeded before PE is required to indemnify either TPH under Article 5 of the Thrifty Agreement or UMC under Article 5 of the Big 5 Agreement.

         "PARTY" means any of TPH, GSC or MCSC as a party to this Agreement.

         "PARTY CLAIM" means a Gart Claim, an MC Claim or a TPH Claim.

         "PE" means Pacific Enterprises, a California corporation.

         "PE INDEMNIFICATION CLAIM" means a claim arising against PE either (i) by TPH under Article 5 of the Thrifty Agreement or (ii) by UMC under Article 5 of the Big 5 Agreement, but does not, under either clause (i) or clause (ii) of this definition, include an Indemnification Re-Allocation Claim.

         "POTENTIAL INDEMNIFICATION RE-ALLOCATION CLAIM" means a claim (or a portion of a claim): (i) the assertion of which against PE under the Thrifty Agreement is potentially precluded by a Maximum PE Claim Limitation as a result of the aggregate amount of all other PE Indemnification Claims of TPH and UMC which are subject to the same applicable Maximum PE Claim Limitation and which are pending against PE and being disputed by it at the time the status of such claim is required to be determined under Article 2 of this Agreement; but (ii) which has not by then become definitively precluded by such Maximum PE Claim Limitation because the final resolution of such pending PE Indemnification Claims has not yet occurred. However: (a) no such claim (or portion of a claim) is a Potential Indemnification Re-Allocation Claim during any period when it is in fact being asserted against PE; and (b) no claim of TPH arising under
Section 5.2(c) of the Thrifty Agreement shall constitute a Potential Indemnification Re-Allocation Claim.

         "PRINCIPAL" has the meaning set forth in Section 1.3.1 of this Agreement.

         "PRINCIPAL LOSSES" has the meaning set forth in Section 1.2.5 of this Agreement.

         "RE-ALLOCABLE CLAIM" has the meaning set forth in Section 2.3.1 of this Agreement.

         "THRIFTY AGREEMENT" means the Purchase and Sale Agreement dated as of May 22, 1992 by and between TPH and PE, as amended (including pursuant to the Amendatory Agreement) through and including the date of this Agreement and as affected and interpreted (other than by way of amendment) by the Amendatory Agreement.

         "TPH CLAIM" means a PE Indemnification Claim arising under Article 5 of the Thrifty Agreement (and not under Article 5 of the Big 5 Agreement notwithstanding that TPH has been appointed as UMC's agent under said Article 5 to pursue PE Indemnification Claims arising in favor of UMC thereunder) other than a Gart Claim or an MC Claim.

         "TPI" means Thrifty PayLess, Inc. (formerly Thrifty Holdings, Inc.), a Delaware corporation.

         "UMC" has the meaning set forth in Section 4.1 of this Agreement.